EXHIBIT 99.2

AUTOBYTEL INC. ANNOUNCES FIRST QUARTER 2005

PRELIMINARY, PARTIAL UNAUDITED FINANCIAL RESULTS

Irvine, CA - May 11, 2005 – Autobytel Inc. (Nasdaq: ABTLE), a leading Internet automotive marketing services company, today announced preliminary, partial unaudited financial results for the fiscal quarter ended March 31, 2005.

The financial information set forth below is preliminary, unaudited, and subject to change. Until such time as the Company is able to file its financial statements for the fiscal quarter ended March 31, 2005 with the Securities and Exchange Commission, neither its existing financial statements nor the information set forth below should be relied upon.

First Quarter 2005 Results

Revenues: Revenues for the fiscal quarter ended March 31, 2005 are expected to be between $32.0 million and $33.5 million.

Net Loss: The Company’s net loss for the fiscal quarter ended March 31, 2005 is expected to be between $2.5 million and $4.0 million, after taking into account its expenses relating to the restatements and the internal review relating to the restatements.

Cash Position: As of March 31, 2005, the Company had approximately $52 million in domestic cash, cash equivalents and short-term and long-term investments.

About Autobytel Inc.

Autobytel Inc. (Nasdaq: ABTLE), a leading Internet automotive marketing services company, helps retailers sell cars and manufacturers build brands through marketing, advertising, data and CRM (customer relationship management) products and programs. The Company owns and operates the automotive websites Autobytel.com, Autoweb.com, Car.com, Carsmart.com, AIC AutoSite.com, Autoahorros.com, CarTV.com and AutoSite.com, as well as AIC (Automotive Information Center), a trusted industry source of automotive marketing data and technology for over 20 years. Autobytel is also a leader in dealership lead management and CRM solutions and owns and operates AVV, Inc., a top provider of dealership CRM and sales management products, and Retention Performance Marketing, Inc. (RPM®), which powers dealerships with cutting-edge customer loyalty and retention marketing programs. Autobytel was the most visited new car buying and research destination in 2004, reaching millions of car shoppers as they made their vehicle buying decisions. Autobytel Inc. is the only company to achieve top rankings for both its lead management and lead generation services among the nation’s top100 Internet dealers.

FORWARD-LOOKING STATEMENT DISCLAIMER

The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions, the economic impact of terrorist attacks or military actions, increased dealer attrition, pressure on dealer fees, increased or unexpected competition, the failure to realize anticipated synergies from acquired entities, costs related to acquisitions, failure to retain key employees at acquired entities, difficulties in successfully integrating the businesses and technologies of acquired entities and Autobytel, that actual costs and expenses exceed the charges taken by Autobytel, changes in laws and regulations, costs of defending lawsuits and undertaking investigations and related matters and other matters disclosed in Autobytel’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review our annual report on Form 10-K for the year ended December 31, 2003, and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect operating results and the market price of our stock.

Contact:

Autobytel Inc.

Investor Relations

Jennifer Klein, Vice President, Investor Relations, 949.862.1362 (jenniferkl@autobytel.com)

Media Relations

Melanie Webber, Vice President, Corporate Communications, 949.862.3023 (melaniew@autobytel.com)